EXHIBIT 10.113


               REGISTERED CAPITAL CONTRIBUTION AND
                        AGENCY AGREEMENT


      THIS REGISTERED CAPITAL CONTRIBUTION AND AGENCY AGREEMENT (the "Agreement") is dated as of this 26th day of March, 1997 by and among Tangshan Panda Heat and Power Company, Ltd. ("Tangshan Panda"), Tangshan Pan-Western Heat and Power Company, Ltd. ("Tangshan Pan-Western"), Tangshan Cayman Heat and Power Company, Ltd. ("Tangshan Cayman") and Tangshan Pan-Sino Heat Company, Ltd. ("Tangshan Pan-Sino") each a Chinese equity joint venture company (collectively referred to herein as the "JV Co's") and Luannan County Heat and Power Plant ("LCHPP"), Tangshan Luanhua (Group) Co. ("TLG") and Luannan County Heat Company ("LCHC") (collectively referred to herein as the "County Partners") and Pan-Western Energy Corporation, LLC ("Pan-Western" or the "Agent").

                           WITNESSETH:

                            RECITALS:

1. Pan-Western and the County Partners have formed the JV Co's with approximate ownership interests held as indicated below:

     JV Co.                   County Partner           Pan-Western

     Tangshan Panda           LCHPP  - 12.08%              87.92%
     Tangshan Pan-Western     TLG    - 12.08%              87.92%
     Tangshan Cayman          LCHPP  -  6.04%              87.92%
                              TLG    -  6.04%
     Tangshan Pan-Sino        LCHC   - 12.08%              87.92%

2. Pan-Western, the JV Co's and the County Partners wish to enter into this Agreement to provide for the contribution of certain assets owned by the County Partners to the JV Co's (as a Registered Capital contribution) and the allocation of value of an appropriate amount thereof to each JV Co on behalf of their respective County Partner (in order to establish a basis for the issuance of a certificate of Registered Capital verification of the County Partners' Registered Capital contributions in proportion to the ownership interest of each of LCHPP, TLG and LCHC to the JV Co's) to provide for the apportionment of the contribution of Registered Capital by the County Partners and the allocation of the value of such assets on terms and conditions consistent with the documents governing formation of the JV Co's and the obtaining of international financing for the Project, and applicable laws, rules, and regulations of The Peoples Republic of China (the "PRC"), and to provide for the appointment of Pan-Western as "Agent" to act for and on behalf of the County Partners for the purpose of finalizing the international financing arrangements for the Project and in the initial capitalization of the JV Co's.

3. Each of Pan-Western, the County Partners and the JV Co's shall derive substantial benefit from the obtaining of the financing for the Project and from this Agreement.

     NOW THEREFORE, in consideration of the mutual benefits to be derived and the mutual undertakings and promises described below, the Parties hereto agree as follows:

                   SECTION 1.  DEFINITIONS

      As used in this Agreement, the following terms shall have the following respective meanings:

      "Registered Capital Contribution" shall mean a contribution to the JV Co's of value in cash or kind as satisfactory to the JV
Co's.

      "Registered Capital Contribution Date" shall mean the date of receipt by the JV Co's of cash contributions from each of Pan-Western and the County Partners in an amount sufficient to constitute their proportionate contribution of Registered Capital funds thereto, as required pursuant to the equity joint venture contract entered between an individual County Partner and Pan-Western to form each JV Co, respectively.

      "Equity Share" shall mean with respect to each person, the percentage ownership amount set forth in the Recital 1 above.

      "Project" means two 50MW coal-fired cogeneration power production plants to be constructed by the JV Co's in Luannan County, Tangshan Municipality, Hebei Province, China, a steam and hot water generation and distribution facility and other related facilities necessary for the development, construction and operation of the Plants.

      "Project Documents" shall mean collectively, all contracts, agreements, instruments or other documents arising from or related to the Project.

                   SECTION 2.  OBLIGATIONS

2.1 Registered Capital Contribution. On the Registered Capital Contribution Date, each Party hereto shall make an Registered Capital Contribution in an amount equal to the such Party's Equity Share times the total equity required to be contributed to the JV Co in accordance with the documents governing formation of that JV Co. The obligation of each Party hereto to make the Registered Capital Contribution required to be made by it under the immediately preceding sentence is a several obligation of each such Person.

2.2 County Partners' Capital Contribution. The County Partners will be deemed to have made their Registered Capital Contribution to the JV Co's as a result of fulfillment of their respective obligations under each Transfer Contract of Right to Use State-Owned Land (the "Transfer Contract") for each of the four parcels of land (the total dimension of which is 501,258.19 square meters or equivalent to 751.88 Chinese mu, with approval serial number for Application of Grant of Right to Use State-Owned Land being Ji-zheng-chu [1996]60, Ji-zheng-chu [1996]61, Ji-zheng-chu
[1996]62 and Ji-zheng-chu [1996]63 respectively), as well as under Purchase Contract for certain water-wells, buildings and structures, vehicles and electric and machinery equipment and land use right for the land occupied by such water-wells, originally  owned  by  LCHPP. For the purpose  of  applying  such proceeds to the County Partners' capital contributions to Tangshan Panda, Tangshan Pan-Western, Tangshan Cayman and Tangshan Pan-Sino, Tangshan Pan-Sino will purchase such land use rights from the County Partners under each Transfer Contract and Tangshan Cayman will purchase such assets from LCHPP under such Purchase Contract. The proceeds attributable to such contribution shall be subject to the terms of this Agreement such that:

     2.2.1 Pan-Western will be the designated agent for the County Partners, empowered to apportion the proceeds of such sale to the account and for the benefit of the individual County Partners in such amounts as are required to be contributed to each JV Co in accordance with that County Partner's Equity Share therein;

     2.2.2 Pan-Western shall provide an accounting of the apportionment of funds to the County Partners to be reflected in the books and records of the JV Co's, however, no physical payment for the transfer and the purchase shall be made to County Partners by Tangshan Cayman and Tangshan Pan-Sino respectively upon transfer of land use rights or title to such assets as stipulated under the above-mentioned Transfer Contracts and Purchase Contract after their execution, the intent of the Parties hereto being solely to provide such proceeds for the required capitalization of the JV Co's;

     2.2.3 It is the clear intent and understanding of the Parties hereto that the total of all proceeds from the above mentioned Transfer Contracts and Purchase Contract be allocated among and paid to the JV Co's through the Agent in proportion to the Equity Share of the County Partners therein and that the Agent is obligated to make such application and allocation in the future.

2.3 If eventually the Agent has failed to allocate among and pay to the JV Co's the aggregate amount of proceeds from the above mentioned Transfer Contracts and Purchase Contract in proportion to the Equity Share of the County Partners therein, County Partners shall have the right to rescind such Transfer Contracts and Purchase Contract, and consequently the relevant land use rights and title to assets shall revert to County Partners after such rescission.

            SECTION 3.  REPRESENTATIONS AND WARRANTIES

Each of the JV Co's, the County Partners and Pan-Western, severally and on their own behalf represents and warrants that:

     a) It is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is registered and it has full corporate power and authority to conduct its business, to own its properties, and to execute and deliver, and to perform its obligations under this Agreement.

     b) The execution, delivery, and performance by it of this Agreement is duly authorized and no consent or authorization of , filing with, or any other act is required in connection with its execution, delivery, performance, validity or enforceability of this Agreement by such person.

     c) This Agreement has been duly executed, and upon delivery shall constitute the legal, valid and binding obligation of such person, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and subject to general equitable principles.

                      SECTION 4.  AGENCY

Pan-Western is hereby appointed by each of the County Partners, severally, to act for and in their behalf with respect to the handling of any funds, and the accounting for such funds through their contribution thereof to or on the books of the JV Co's in the amount required based upon the actual proportionate ownership of that County Partner to the designated JV Co. Pan-Western accepts such appointment to so act, in accordance with the terms of this Agreement and the Project Documents.

                  SECTION 5.  MISCELLANEOUS

5.1 No Waiver. No failure on the part of the Agent, the JV Co's or the County Partners to exercise and no delay in exercise and no course of dealing with respect to, any right, remedy, power or privilege provided herein or by law, rule, regulation or policy shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

5.2 Severability. If any provision hereof is found to be invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, illegality or unenforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

5.3   Texts.     This  Agreement is written in both  English  and
Chinese, and the two versions shall be equally authentic.

5.4   Applicable  Law.      The law of the People's  Republic  of
China shall be the applicable law for the formation, validity and construction of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have caused this Registered Capital Contribution and Agency Agreement to be duly executed and delivered as of the date first above written.

TANGSHAN PANDA HEAT AND            LUANNAN COUNTY HEAT
  POWER COMPANY, LTD.                POWER PLANT


By:    /s/                         By:
Name:  Darol Lindloff              Name:
Title: Legal Representative        Title:

Address for Notice:                Address for Notices:





TANGSHAN PAN-WESTERN HEAT          TANGSHAN LUANHUA
  AND POWER COMPANY, LTD.            (GROUP) CO.


By:    /s/                         By:
Name:  Darol Lindloff              Name:
Title: Legal Representative        Title:

Address for Notice:                Address for Notices:





TANGSHAN CAYMAN HEAT               LUANNAN COUNTY HEAT
  AND POWER COMPANY, LTD.            COMPANY


By:    /s/                         By:
Name:  Darol Lindloff              Name:
Title: Legal Representative        Title:

Address for Notice:                Address for Notices:





TANGSHAN PAN-SINO HEAT             PAN-WESTERN ENERGY
  COMPANY, LTD.                      CORPORATION, LLC


By:     /s/                        By:
Name:   Darol Lindloff             Name:
Title:  Legal Representative       Title:

Address for Notice:                Address for Notices: